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                                                                    EXHIBIT 10.3

          Confidential Materials omitted and filed separately with the Securites and Exchange Commission. Asterisks denote such omissions.


                SECOND AMENDMENT TO PROGRESS SOFTWARE APPLICATION
                                PARTNER AGREEMENT


SECOND AMENDMENT made as of the 29th day of November, 1995 to the Progress Software Application Partner Agreement (the "Agreement") by and between Progress Software Corporation ("PSC") and Security Dynamics Inc. ("AP") dated as of the 5th day of December, 1994 previously amended by the Progress Software Application Partner Agreement Addendum (the "Addendum") by and between PSC and AP dated as of the 5th day of December, 1994 and a subsequent amendment to the agreement dated as of the 19th day of October, 1995 (the "Amendment"). The terms and conditions of the Addendum and the Amendment shall be entirely superseded by this Second Amendment. PSC hereby acknowledges payment by AP of the $50,000 development license fee and the initial maintenance fee set forth in Section 7 of Attachment A to this Second Amendment and the $75,000 conversion license fee set forth in Section 11 of Attachment A. The parties agree that, effective as of the 5th day of December, 1994, the Agreement shall be amended as follows:

1. Capitalized terms used but not defined in this Second Amendment shall have the same meaning as in the Agreement.

2. Section 1.1 of the Agreement shall be modified by (a) deleting the words "in PSC's judgment" located in Section 1.1 between the words "provided that," and "the products AP supplies" and (b) adding the following sentence to the end of Section 1.1:

     "AP may distribute PSC product licenses to AP customers directly, or indirectly through a distributor subject to distributor's compliance with the terms and conditions of this Agreement."

3.   Section 4.1 of the Agreement shall be modified by inserting the following:

     "(except that AP shall remove the capability to create new databases from all copies of PSC products installed at an AP customer site by removing certain utility files mutually designated by the parties from time to time)"

4. Section 4.3 of the Agreement shall be modified by adding the following sentence to the end of Section 4.3:
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          Confidential Materials omitted and filed separately with the
       Securites and Exchange Commission. Asterisks denote such omissions.


     "PSC shall use any information obtained from such audit solely for the purposes of insuring compliance with the terms and conditions of this Agreement."

5. Section 5.1 of the Agreement shall be modified by (a) inserting the following at the beginning of Section 5.1:

     "For a period of ninety (90) days following receipt of a PSC product by an AP customer or one hundred and eighty (180) days from receipt of a PSC product by an AP GSA contract customer, PSC shall warrant to AP that the PSC product operates substantially in accordance with accompanying PSC documentation and that the media is free from defect. AP's sole remedy for a claim brought under this Section 5.1, shall be to return the relevant PSC product to PSC for repair or replacement at PSC's sole option. AP shall remove the capability to create new databases from all copies of PSC products installed by AP by removing certain utility files mutually designated by the parties from time to time and, except for the foregoing modification, this limited warranty shall not apply if the PSC product has been modified or altered by AP and/or AP's customer. This warranty shall apply only to claims made by AP within the above-mentioned warranty period.";

     (b) modifying the sentence beginning with "OTHER THAN THE LIMITED WARRANTY" so that the words "SET FORTH ABOVE AND THE LIMITED WARRANTY" are inserted between "OTHER THAN THE LIMITED WARRANTY" and ", IF ANY," and

     (c) deleting the last sentence of Section 5.1.

6. Section 6.1 of the Agreement shall be deleted in its entirety and replaced with the following:

     "The liability of PSC, if any, for damages arising out of this Agreement shall be limited to an amount equal to the lesser of: (a) the aggregate amounts paid by AP and received by PSC under this Agreement or (b) ************************ *************** and shall in no event include incidental or consequential damages of any kind, even if PSC has been informed of the possibility of such damages. Notwithstanding the foregoing, the above-described limitation of liabilities shall not apply to (a) claims covered under the indemnification clause in Section 9.2 below or (b) claims of personal injury or death or damage to tangible property based solely on the operation of the PSC product,


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   Confidential Materials omitted and filed separately with the Securities and
              Exchange Commission. Arterisks denote such omissions.



     unaltered or modified only as expressly authorized by PSC under the terms and conditions of this Agreement or any addenda mutually executed by PSC and AP.

     The liability of AP, if any, for damages arising out of this Agreement shall be limited to an amount equal to the lesser of: (a) the sum of the aggregate amounts paid by AP under this Agreement and any outstanding amounts owed by AP to PSC under this Agreement or (b) ************* ************** and shall in no event include incidental or consequential damages of any kind, even if AP had been informed of the possibility of such damages. Notwithstanding the foregoing, the above-described limitation of liabilities shall not apply to (a) claims covered under the indemnification clause in Section 9.1 below, (b) claims resulting from AP's breach of its obligations under Section 4.1 above or
     (c) any claims resulting from AP's failure to make any payments described in this Agreement or any addenda mutually executed by PSC and AP. With regard to any claims PSC may have in connection with AP's failure to make payments described in this Agreement or any addenda mutually executed between AP and PSC, the liability of AP shall be limited to the amounts owing to PSC including all interest accrued pursuant to Section 2.4 of the Agreement."

7. Section 9.1 of the Agreement shall be deleted in its entirety and replaced with the following:

     "AP AGREES TO INDEMNIFY AND HOLD HARMLESS PSC AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND LIABILITIES (INCLUDING ALL REASONABLE ATTORNEY'S FEES) OF ANY KIND WHATSOEVER, ARISING OUT OF (A) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AP, (B) AP'S FAILURE TO MEET ITS OBLIGATIONS UNDER SECTION 5.3 HEREIN OR
     (C) AP'S SALE OR USE OF THE PSC PRODUCT, EXCEPT TO THE EXTENT ANY SUCH CLAIMS, DEMANDS, COSTS AND LIABILITIES (INCLUDING REASONABLE ATTORNEY'S
     FEES) ARISE PRIMARILY OUT OF AN ACT OR OMISSION BY PSC. AP'S OBLIGATIONS UNDER THIS SECTION 9.1 SHALL BE SUBJECT TO PSC PROVIDING PROMPT NOTICE, IN WRITING, TO AP OF ANY CLAIM OR PROCEEDING WITH THE SCOPE OF THIS INDEMNIFICATION AND GIVING AP SOLE CONTROL OF THE DEFENSE OF ANY SUCH CLAIM OR PROCEEDING AND ALL NEGOTIATIONS FOR ITS COMPROMISE OR SETTLEMENT."

8.   Section 9.2 of the Agreement shall be added as follows:


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     "PSC agrees to indemnify and hold AP and its officers, directors, employees and agents harmless from and against any and all claims, demands, costs and liabilities (including all reasonable attorney's fees) of any kind whatsoever, arising directly out of any claim that a PSC product infringes a U.S. patent or copyright of any third party provided AP notifies PSC promptly in writing of any such claim or proceeding, and further provided that AP give PSC sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement. Should any PSC product become, or in PSC's sole opinion be likely to become, the subject of a claim of infringement, PSC shall have the right, at PSC's option and expense, (i) to procure for AP the right to continue using it,
     (ii) to replace or modify it with a non-infringing version of substantially equivalent function and performance or (iii) reasonably failing the above, to refund to AP the depreciated value of the relevant PSC product(s) upon AP's return of the PSC Product(s) to PSC. The depreciated value shall be determined by the straight line method, for a five (5) year life, applied to the amount actually paid by AP for the relevant PSC product license(s). PSC shall have no liability or obligation to AP hereunder for any infringement based upon (i) the combination of a PSC product with other products not produced by PSC, (ii) the use of other than a current version of the PSC product or (iii) the use of a version of a PSC product including modifications or alterations not expressly authorized by PSC under the terms and conditions of this Agreement or any addenda mutually executed by PSC and AP. The provisions of this Section 9.2 are in lieu of all other obligations, including without limitation the implied warranty of noninfringement, and state the sole, exclusive and entire liability of PSC, and the exclusive and entire remedy of AP, with respect to any claim of patent or copyright infringement by any PSC product. Further, to the extent AP is required in specific substantial foreign or worldwide transactions to provide indemnification concerning foreign patent or copyright rights to its customers with respect to AP's products, PSC will similarly indemnify against infringement under such foreign patent or copyright laws with regard to PSC products on the above stated terms. The determination of the requirement for such indemnification shall be made solely by AP in the exercise of its reasonable judgment."

9. Section 11.8 of the Agreement shall be deleted in its entirety and replaced with the following:

     "The parties agree that the provisions of Sections 2, 4, 5, 6 and 9 shall survive the expiration or earlier termination of this Agreement for any reason."

10.  Section 11.9 of the Agreement shall be added as follows:

     "AP shall comply fully with all U.S. export laws including but not limited to the relevant regulations of the United States Department of Commerce and


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
     with the United States Export Administration Act to assure that the PSC products are not exported or re-exported by AP and/or AP's distributors and resellers in violation of United States law."

11. For a period of time commencing on the effective date of the Agreement and expiring upon completion of a three (3) year period following the date of first commercial availability of AP's PROGRESS-based application (the "Term"), the special terms and conditions concerning pricing, production and distribution of PSC product licenses set forth in Attachment A hereto shall be in full force and effect. No later than six (6) months prior to the expiration of the Term, the parties shall, in good faith, commence negotiations for a new Attachment A with special terms and conditions concerning pricing, production and distribution of PSC product licenses and, no later than four (4) months prior to the expiration of the Term, shall make a determination as to whether an agreement for a new Attachment A can be reached between the parties.

     In the event the parties are unable to reach an agreement for a new Attachment A, for a period of six (6) months from the date such determination is made (such date being no later than four (4) months prior to the expiration of the Term), AP shall have the right to distribute PSC products in accordance with the special pricing, production and distribution provisions contained in the existing Attachment A. Thereafter, AP shall (a) cease making and distributing copies of PSC products from a master and (b) either return or certify the destruction of all masters provided by PSC pursuant to Section 1 of Attachment A or copies thereof; and, provided AP has not breached any material term or condition of the Agreement, this Second Amendment or Attachment A and failed to cure such breach within the time period specified in Section 10.2 of the Agreement, AP shall have the right to purchase PSC product licenses and services pursuant to the standard terms and conditions of the Agreement.

     In the event that the Agreement terminates or expires, notwithstanding the foregoing, no PSC product license distributed to a direct or indirect customer of AP prior to the termination of the Agreement shall be effected by such termination.

12. Except as modified herein, all provisions of the Agreement are hereby confirmed and in all respects this Second Amendment and the Agreement shall be read and construed together as if the provisions of this Second Amendment had been part of the Agreement. No other modifications or additions are made to the Agreement. The Agreement as modified by this Second Amendment (including Attachment A to the Second Amendment) is the entire agreement between the parties regarding the subject matter thereof and supersedes and merges all prior proposals, understandings and all other prior


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
     agreements, oral and written, between the parties relating to this Agreement. Except as they may be modified or amended by this Addendum, the terms and conditions of the Agreement shall remain in effect until the termination of the Agreement. In the event of conflict or inconsistency between the terms and conditions of the Agreement and this Second Amendment, the terms and conditions of this Second Amendment shall govern.

IN WITNESS WHEREOF, this Second Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized officers as of the date first specified above.


SECURITY DYNAMICS, INC.                   PROGRESS SOFTWARE CORPORATION

By:      /s/ Arthur W. Coviello, Jr.      By:      /s/ Michael J. Crismorid
   -----------------------------------       -----------------------------------
Name:    Arthur W. Coviello, Jr.          Name:    Michael J. Crismorid
     ---------------------------------         ---------------------------------
Title:   Exec. V.P.                       Title:   VP - North American Sales
      --------------------------------          --------------------------------


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